UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2008

(Date of earliest event reported) August 16, 2008

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 15, 2008, Gary L. Loebig announced his retirement, effective as of September 1, 2008, as Executive Vice President of Sales of Multimedia Games, Inc. (the “Company”). Mr. Loebig will continue to serve the Company in a consulting capacity.

(e) On August 16, 2008, the Compensation Committee of the Board of Directors of the Company granted to Uri Clinton an option to purchase 250,000 shares of the Company’s common stock in connection with Mr. Clinton’s appointment as the Company’s General Counsel. The award was made under the Company’s 2008 Employment Inducement Award Plan. The option is effective as of August 16, 2008, with an exercise price of $5.04, which was the fair market value of the Company’s common stock on the date of the grant. One-sixteenth (1/16) of the option vests on November 16, 2008, with the remaining portion of the option vesting one-sixteenth (1/16) quarterly until fully vested. The vesting commencement date of the option is August 16, 2008. Unless earlier terminated pursuant to its terms, the option will expire on August 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: August 21, 2008	By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Chief Financial Officer
(Principal Accounting Officer)